Exhibit 99.1



FOR IMMEDIATE RELEASE



   Ethyl Corporation Announces Exchange Offer For 8 7/8% Senior Notes Due 2010

Richmond, Va., June 30, 2003 - Ethyl Corporation (NYSE-EY) announced today that it commenced an exchange offer for all of its outstanding 8 7/8% Senior Notes due 2010 on June 26, 2003. Ethyl is offering to exchange up to $150,000,000 aggregate principal amount of its 8 7/8% Senior Notes due 2010 which have been registered under the Securities Act of 1933, as amended, for a like principal amount of its original unregistered 8 7/8% Senior Notes due 2010. The terms of the exchange securities are identical in all material respects to the terms of the original securities for which they are being exchanged, except that the registration rights and the transfer restrictions, applicable to the original securities, are not applicable to the exchange securities.

Ethyl will accept for exchange any and all original securities validly tendered on or prior to 5 p.m., New York City time, on the date the exchange offer expires, which will be July 28, 2003, unless the exchange offer is extended by Ethyl.

The exchange offer is made only pursuant to Ethyl's prospectus, dated June 26, 2003, which has been filed with the Securities and Exchange Commission as part of Ethyl's Registration Statement on form S-4. The Registration Statement was declared effective by the Securities and Exchange Commission on June 26, 2003.

Copies of the prospectus and transmittal materials governing the exchange offer may be obtained from the Exchange Agent, Wells Fargo Bank Minnesota, National Association, at the following address:

                Wells Fargo Bank Minnesota, National Association
                            Attention: Joe O'Donnell
                      Corporate Trust Relationship Manager
                                213 Court Street
                                    Suite 703
                              Middletown, CT 06457
                            Telephone: (860) 704-6217

Ethyl Corporation develops, manufactures, blends, and delivers chemical additives that enhance the performance of petroleum products. From custom-formulated chemical blends to market-general additive components, Ethyl provides the world with the technology to make fuels burn cleaner, engines run smoother and machines last longer.

CONTACT: Ethyl Corporation, Richmond
         Investor Relations
         David A. Fiorenza, 804-788-5555
         Fax:  804-788-5688
         Email:  investorrelations@ethyl.com